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                                                                                                                                    Exhibit 99.1

                                                            [LOGO OF BETHLEHEM STEEL]

                                                                              Bethlehem Steel Corporation
                                                                              Corporate Communications Division
                                                                              Public Affairs Department
                                                                              1170 Eighth Avenue
                                                                              Bethlehem, PA 18016-7699
                                                                              (610) 694-3711 - Phone
                                                                              (610) 694-1509 -Fax
                                                                              Internet Homepage Address
                                                                              http://www.bethsteel.com

 FOR IMMEDIATE RELEASE

New York Stock Exchange Advises Bethlehem Steel That It's Stock Has Fallen

Below Minimum Listing Criteria

BETHLEHEM, Pa., December 13, 2001 - Bethlehem Steel Corporation (NYSE:BS) announced today that it has been advised by the New York Stock Exchange (NYSE) that it has fallen below the NYSE's continued listing criteria relating to minimum share price. The NYSE requires that the Company's stock trade at a minimum share price of $1.00 over a 30-day trading period.

Under NYSE rules, the NYSE may grant a period up to 6 months during which the Company must come into conformity with the continued listing criteria. Should the Company's shares cease being traded on the NYSE, the Company believes that an alternate trading venue will be available.

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For Media Contact:

Bette Kovach (610-694-6308)

Bethlehem Steel Corporation

Public Affairs Department